Exhibit 99.5

Yu Hua Chen’s Letter of Resignation As A Director

Chen Yu Hua,
Room 1608, East Tower,
No.13, XinChengNam Street,
TienHeDong Road,
Guangzhou, China.

September 23, 2009

The Secretary,
Mezabay International Inc.
(Formerly, Cardtrend International Inc.)
800 5th Avenue #4100,
Seattle WA 9810
U.S.A.

Dear Sir/Madam,

Re: Notice of Resignation as Director

This is to give you notice that I hereby resign as a Director, Member of the Board of Directors and Member of the Audit Committee of Mezabay International Inc. (“Corporation”) with effect from September 23, 2009. I have no disagreement with the Corporation and I wish the Corporation all the best.

Yours Faithfully,

CHEN YU HUA
Chen Yu Hua
China I/C No: 440106196810281231